Exhibit 99.1

                 [LETTERHEAD OF BIOCRYST PHARMACEUTICALS, INC.]

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, AL 35244
205-444-4600 205-444-4640 Fax
www.biocryst.com

Contacts:
BioCryst Pharmaceuticals, Inc.                Euro RSCG Life NRP
Michael A. Darwin                             Sharon Weinstein (Investors)
Chief Financial Officer                       (212) 845-4271
(205) 444-4600                                Wendy Lau (Media)
                                              (212) 845-4272

FOR IMMEDIATE RELEASE

   BIOCRYST TO RAISE APPROXIMATELY $21.4 MILLION THROUGH SALE OF COMMON STOCK

Birmingham, Alabama - February 17, 2004 - BioCryst Pharmaceuticals, Inc. (Nasdaq
NM: BCRX) today announced that it has priced a registered direct offering for the sale of 3,571,667 shares of its common stock at a price of $6.00 per share to institutional investors. Leerink, Swann & Company served as placement agent for the transaction. The company expects this transaction to close on Tuesday, February 17, 2004.

The offered shares are registered pursuant to BioCryst's $60 million shelf registration statement that was declared effective by the Securities and Exchange Commission on January 5, 2004.

In connection with the transaction, BioCryst granted investors affiliated with OrbiMed Advisors the right to appoint a member to its board of directors effective as of the closing of the offering.

A Registration Statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be the sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus relating to the offering may be obtained from Leerink Swann & Company at 590 Madison Avenue, 31st Floor, New York, New York 10022.

BioCryst Pharmaceuticals, Inc. designs, optimizes and develops novel drugs that block key enzymes essential for cancer, cardiovascular and autoimmune diseases, and viral infections. BioCryst integrates the necessary disciplines of biology, crystallography, medicinal chemistry and computer modeling to effectively use structure-based drug design to discover and develop small molecule pharmaceuticals. Enrollment in four Phase I trials for BioCryst's lead product candidate, BCX-1777, is underway at nine U.S. cancer centers for patients with T-cell malignancies, hematologic malignancies, and other refractory cancers. BioCryst has other new enzyme targets in drug discovery including tissue factor/factor VIIa and hepatitis C polymerase. For more information about BioCryst, please visit the company's web site at www.biocryst.com.

These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that we may not be able to enroll the required number of subjects in clinical trials of BCX-1777, that BCX-1777 or any of our other product candidates may not receive required regulatory clearances from the FDA, that we may not be able to initiate Phase II clinical trials of BCX-1777 in 2004 or at all, that we may not be able to continue future development of BCX-1777 or any of our other current development programs including tissue factor/factor VIIa and hepatitis C polymerase, that BCX-1777 or our other development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst's most recent Annual Report on Form 10-K, its Form S-3 Registration Statement filed on December 16, 2003 and its Current Report on Form 8-K filed on February 4, 2004, which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.

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